EXHIBIT 10.3

EXECUTION COPY

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of July 31, 2004, among WASHINGTON GROUP INTERNATIONAL, INC., a Ohio corporation (“Obligor”); the other Persons listed as Debtors on the signature pages hereof (together with Obligor, collectively, “Original Debtors”); the Additional Debtors (as defined herein) from time to time party to this Agreement (together with Original Debtors, collectively, “Debtors”); and BNFL USA GROUP INC., a Delaware corporation (“Secured Party”).

W I T N E S S E T H :

WHEREAS, on or about the date hereof Obligor and Secured Party are entering into a Second Amended and Restated Consortium Agreement (as the same may be amended, restated, supplemented or modified from time to time, the “Consortium Agreement”), pursuant to which Secured Party is agreeing, among other things, to assign to Obligor all of Secured Party’s existing economic rights and ownership interests in the WGES Assets, in exchange for Obligor’s agreement, among other things, to make certain payments to Secured Party from time to time;

WHEREAS, it is a condition precedent to the effectiveness of the Consortium Agreement that Debtors shall have granted the security interests contemplated by this Agreement in order to secure the payment and performance of Obligor’s indebtedness and obligations under the Consortium Agreement; and

WHEREAS, each Debtor (other than Obligor) is or will be an affiliate of Obligor, and each Debtor will benefit from Secured Party’s execution and delivery of the Consortium Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to enter into the Consortium Agreement, each Debtor hereby agrees with Secured Party as follows:

SECTION 1. Definitions

1.1           Certain Defined Terms.  Terms defined in the Consortium Agreement and not otherwise defined herein shall have the respective meanings provided for in the Consortium Agreement.  The following terms shall have the respective meanings provided for in the UCC (as defined below):  “Accounts”, “Chattel Paper”, “Commercial Tort Claim”, “Deposit Account”, “Documents”, “General Intangibles”, “Instruments”, “Investment Property”, “Proceeds”,

“Securities Account”, and “Supporting Obligations”.  The following terms, as used herein, have the meanings set forth below:

“Bank Facility Agent” means the “Agent” as defined in the Intercreditor Agreement.

“Bank Facility Liens” means any and all liens and security interests in favor of the Bank Facility Agent and its replacements, successors and assigns, which liens and security interests are subordinated to the Security Interests pursuant to the Intercreditor Agreement.

“Bank Obligations” means the “Credit Agreement Obligations” as defined in the Intercreditor Agreement.

“Collateral” has the meaning assigned to that term in Section 2.

“Consortium Documents” means this Agreement, the Consortium Agreement, the Intercreditor Agreement, and any and all other agreements, documents, or instruments executed by any Debtor in connection with the Consortium Agreement or this Agreement.

“Contracts” means, collectively, the following contracts, whether now owned or existing or hereafter acquired or arising, together with all replacements therefor and modifications thereto:

(a)           all contracts and subcontracts entered into by a Debtor for services and/or goods to be provided at or in respect of any of the Specified DOD/DOE Sites;

(b)           the subcontract from Bechtel National Inc. (“BNI”) in furtherance of BNI’s contract with DOE, Contract No. DE-AC27-01RV14136, for the Hanford Waste Treatment and Immobilization Plant;

(c)           all contracts for the use of TTT’s technologies;

(d)           all DOE Contracts and DOE Subcontracts held by WSMS as of July 30, 2004; and

(e)           all other DOE Contracts and DOE Subcontracts awarded to Obligor or any affiliate of Obligor on or after July 31, 2004.

“DOD” means the United States Department of Defense.

“DOE” means the United States Department of Energy.

“DOE Contract” means any contract for services and/or goods to be provided to or in respect of DOE.

“DOE Subcontract” means any subcontract for services and/or goods to be provided (directly or indirectly) to a prime contractor in respect of a DOE Contract.

“Event of Default” means the occurrence of any of the following events:

(a)           any Debtor fails to pay the Secured Obligations when the same shall become due and payable;

(b)           any Debtor fails to perform any of its duties or obligations as specified in any Consortium Document in any material respect;

(c)           at any time any representation, warranty, statement, certificate, schedule or report made by any Debtor to the Secured Party in any Consortium Document shall prove to have been false or misleading in any material respect as of the time made or furnished;

(d)           any Debtor shall generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors;

(e)           any proceeding is instituted by or against any Debtor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property; or

(f)            any Debtor is liquidated or dissolved without prior written notice to the Secured Party of a successor entity that shall assume the obligations of such Debtor.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith among Credit Suisse First Boston, as Bank Facility Agent, Secured Party, and each Debtor.

“Person” means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Qualified SPE”  means a special-purpose entity set up to hold any Contract, which special-purpose entity (i) has not and will not guarantee, become liable for, provide any collateral security for, or otherwise provide any credit support for any Bank Obligations or any other indebtedness and (ii) is otherwise acceptable to Secured Party in Secured Party’s sole and absolute discretion.

“Secured Obligations” has the meaning assigned to that term in Section 3.

“Security Interests” means the security interests granted pursuant to Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Specified DOD/DOE Sites” means the following DOD or DOE sites: Savannah River Site, South Carolina; Rocky Flats Environmental Technology Site, Colorado; Waste Isolation Pilot Plant, Carlsbad, New Mexico; Anniston Chemical Weapons Disposal Facility, Anniston, Alabama; and West Valley Demonstration Project, West Valley, New York.

“TTT” means THOR Treatment Technologies, LLC and its successors and assigns.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“WSMS” means Washington Safety Management Solutions LLC and its successors and assigns.

1.2           Other Definition Provisions.  References to “Sections”, “subsections”, “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.  Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

SECTION 2. Grant of Security Interests

In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, each Debtor hereby grants to Secured Party a continuing security interest in and to all right, title and interest of such Debtor in the following, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the “Collateral”):

(A)          all Contracts, including, without limitation, all rights to payment thereunder, whether constituting Accounts, Chattel Paper, Instruments, General Intangibles or otherwise;

(B)           all ownership interests in each Qualified SPE, whether constituting Investment Property, General Intangibles or otherwise, together with all other rights to payment from a Qualified SPE, whether constituting Accounts, Chattel Paper, Instruments, General Intangibles or otherwise (collectively, “Qualified SPE Interests”); and

(C)           Proceeds of all or any of the property described in subparts (A) and (B) above.

SECTION 3. Security for Obligations

This Agreement secures the payment of all indebtedness and the performance of all other obligations of each Debtor to Secured Party of every type and description under the Consortium Documents, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise (collectively, the “Secured Obligations”).

SECTION 4. Debtors Remain Liable

Anything herein to the contrary notwithstanding: (a) each Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any of the rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. Representations and Warranties

Debtor represents and warrants as follows:

5.1           Binding Obligation.  This Agreement is the legally valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor’s rights generally.

5.2           Ownership of Collateral.  Except for the Bank Facility Liens, each Debtor owns the Collateral free and clear of any lien, security interest or encumbrance.  Except for financing statements filed in order to perfect the Bank Facility Liens, no effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office.

5.3           Office Locations; Debtor Names; State of Organization.  With respect to each Debtor:

(a)           At all times since March 1, 2001, the chief place of business, the chief executive office and the office where such Debtor keeps its books and records all have been located at the place specified on Schedule 5.3(a) hereto.

(b)           Such Debtor does not do business nor, as of the date hereof, has it done business during the past five years under any corporate name, trade name or fictitious business name except for such Debtor’s legal name on the date hereof and except as disclosed on Schedule 5.3(b) hereto.

(c)           Such Debtor was organized and remains organized solely under the laws of the state of organization specified on Schedule 5.3(c) hereto.  Debtor’s organizational identification number is as specified on Schedule 5.3(c) hereto.

5.4           Perfection.  This Agreement, together with the UCC filings referenced herein, create to secure the Secured Obligations a valid, perfected and first priority security interest in the Collateral and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

5.5           Governmental Authorizations; Consents.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person is required either (a) for the grant by Debtor of the Security Interests granted hereby or for the execution, delivery or performance of this Agreement by Debtor or (b) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Debtor or Secured Party) other than the filing of financing statements in connection with the perfection of the Security Interests.

5.6           Contracts.  To the best of each Debtor’s knowledge, each of the Contracts of such Debtor constitutes the legally valid and binding obligation of the customer obligated to pay the same.  The amount from time to time represented by any Debtor to Secured Party as owing by each customer to such Debtor is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable.  To the best of each Debtor’s knowledge, no customer has any defense, set-off, claim or counterclaim against such Debtor that can be asserted against Secured Party, whether in any proceeding to enforce Secured Party’s rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Contracts of such Debtor.  None of the Contracts (or Proceeds thereof) of any Debtor is evidenced by a promissory note or other payment instrument other than a check.

5.7           Accurate Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of any Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

SECTION 6. Further Assurances; Covenants

6.1           Other Documents and Actions.  Each Debtor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Debtor will: (a) authorize and/or execute such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon demand by Secured Party exhibit the Collateral to allow inspection of the Collateral by Secured Party or persons designated by Secured Party and to examine and make copies of the records of Debtor related thereto, and to discuss the Collateral and the records of such Debtor with respect thereto with, and to be advised as to the same by, such Debtor’s officers and employees and, in the case of Accounts, Documents, General Intangibles and Instruments, with any Person obligated thereon; and (c) upon Secured Party’s reasonable request, appear in and defend any action or proceeding that may affect such Debtor’s title to or Secured Party’s security interest in the Collateral.

6.2           Secured Party Authorized.  Each Debtor hereby authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor.  Each Debtor agrees to furnish any such information to Secured Party promptly upon request.  Each Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof

6.3           Corporate or Name Change.  Each Debtor will notify Secured Party promptly in writing at least 30 days prior to (a) any change in such Debtor’s name, identity, mailing address, jurisdiction of organization or corporate structure and (b) such Debtor’s commencing the use of any trade name, assumed name or fictitious name.

6.4           Business Locations.  Each Debtor will maintain its chief place of business, its chief executive office and the office where such Debtor keeps its books and records relating to the Collateral at the location specified for such Debtor on Schedule 5.3(a) hereto.  Each Debtor shall give Secured Party thirty (30) days prior written notice of any change in its chief place of business, its chief executive office and the office where such Debtor keeps its books and records relating to the Collateral.  With respect to any new location (which in any event shall be within the continental United States), each Debtor shall execute such documents and take such actions as Secured Party reasonably deems necessary to perfect and protect the Security Interests.

6.5           Instruments; Certificated Investment Property.  Each Debtor shall deliver and pledge to Secured Party all Instruments and certificated Investment Property included within the Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party.

6.6           Contract Covenants.  Except as otherwise provided in this subsection 6.6, each Debtor shall continue to collect, at its own expense, all amounts due or to become due such Debtor under its Contracts.  In connection with such collections, each Debtor shall take such action as such Debtor deems necessary or advisable in the exercise of prudent business judgment to enforce collection of such Contracts; provided that Secured Party shall have the right at any time after the occurrence and during the continuance of an Event of Default, upon notice to such Debtor to: (A) notify the customers or obligors under the Contracts of the assignment of such Contracts to Secured Party and to direct such customers or obligors to make payment of all amounts due or to become due directly to Secured Party; (B) enforce collection of any such Contracts; and (C) adjust, settle or compromise the amount or payment of such Contracts.

6.7           Taxes and Claims.  Each Debtor will pay (a) all taxes, assessments and other governmental charges imposed upon the Collateral before any penalty accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a lien upon any of the Collateral before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if such Debtor is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if such Debtor has established such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles consistently applied.

6.8           Collateral Description.  Each Debtor will furnish to Secured Party, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

6.9           Use of Collateral.  No Debtor will use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statue, regulation or ordinance or any policy of insurance covering any of the Collateral.

6.10         Records of Collateral.  Each Debtor shall keep full and accurate books and records relating to the Collateral, consistent with its ordinary business practices.

6.11         Federal Claims.  Upon the request of Secured Party, so long as an Event of Default has occurred and is continuing, each Debtor, at its own expense, shall take such steps as may be necessary to comply with any applicable federal assignment of claims laws and other comparable laws.

6.12         Other Information.  Each Debtor will, promptly upon request, provide to Secured Party all information and evidence it may reasonably request concerning the Collateral to enable Secured Party to enforce the provisions of this Agreement.

6.13         Dispute Resolution.  Notwithstanding anything herein to the contrary, the provisions in Section 8.0 of the Consortium Agreement are incorporated by reference as if fully set forth herein.

SECTION 7. Secured Party Appointed Attorney-in-Fact

Each Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, Secured Party or otherwise, from time to time in Secured Party’s discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable after the occurrence and during the continuation of an Event of Default to accomplish the purposes of this Agreement, including, without limitation:

(a)           to obtain and adjust insurance required to be paid to Secured Party;

(b)           to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

(c)           to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(d)           to pay or discharge taxes or liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, and such payments made by Secured Party to become obligations of such Debtor, due and payable immediately without demand and secured by the Security Interests; and

(e)           generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Debtor’s expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral.

Neither Secured Party nor any Person designated by Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than as a result of Secured Party’s or such Person’s gross negligence or willful misconduct.  This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 8. Transfers and Other Liens

With respect to each Debtor, such Debtor shall not without Secured Party’s prior written consent:

(a)           Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except for the Bank Facility Liens.

(b)           Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the Security Interests and the Bank Facility Liens.

SECTION 9. Remedies

(a)           If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).  Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Secured Party.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, each Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

SECTION 10. Limitation on Duty of Secured Party with Respect to Collateral

Beyond the safe custody thereof, Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

SECTION 11. Application of Proceeds

Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Secured Party with respect to the Collateral; second, to the Secured Obligations then due and payable; and third, to serve as continuing collateral for Secured Obligations not yet due and payable.

SECTION 12. Expenses

Each Debtor agrees to pay all insurance expenses and all reasonable expenses of protecting the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof.  If any Debtor fails promptly to pay any portion of the above expenses when due or to perform any other obligation of any Debtor under this Agreement, Secured Party may, at its option, but shall not be required to, pay or perform the same, and each Debtor agrees to reimburse Secured Party therefor on demand.  All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which any Debtor may become liable hereunder and all costs and expenses (including reasonable attorneys’ fees, reasonable legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the rate provided in the Consortium Agreement and shall be secured by the Collateral.

SECTION 13. Term

This Agreement, and the Security Interests created hereby, will remain in effect at all times so long as (i) Obligor has any obligation (whether fixed or contingent, liquidated or unliquidated) under the Consortium Agreement or (ii) any other Secured Obligation remains outstanding.

SECTION 14. Notices

All notices under this Agreement shall be in writing and given either in person or by telefax, overnight delivery service or first class mail, postage and any other costs prepaid, to the address of the party to this Agreement being given notice set forth below or to such other address as a party to this Agreement may furnish to the other as provided in this sentence:

If to Debtors:	Washington Group International, Inc.
Energy & Environment
106 Newberry Street S.W.
Aiken, SC 29801
Attention: President
(presently E. Preston Rahe, Jr.)
Facsimile No.: 803-502-9795

with a copy to:

Washington Group International, Inc.
720 Park Boulevard
Boise, ID 83871
Attention: General Counsel
(presently Richard D. Parry, Esq.)
Facsimile No.: 208-386-5220

If to Secured Party:	BNFL Inc.
Crystal Gateway One
1235 South Clark Street
Suite 700
Arlington, VA 22202
Attention: Philip O. Strawbridge
Facsimile No.: (703) 412-2567

with a copy to:

BNFL Inc.
Crystal Gateway One
1235 South Clark Street
Suite 700
Arlington, VA 22202
Attention: Jonathan P. Carter, Esq.
Facsimile No.: (703) 412-2571

Notice given via telefax shall be deemed received at the day and time set forth on confirmation thereof.  Notice given via overnight delivery service and first class mail shall be deemed received one (1) and three (3) days after the date sent, respectively.  Notice given in person shall be received when given.  A facsimile signature on any such notice shall have the same effect for the purposes of this Agreement as an original signature.

SECTION 15. Waivers, Non-Exclusive Remedies, Severability

No failure on the part of Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under any Consortium Document shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right under any Consortium Document preclude any other or further exercise thereof or the exercise of any other right.  The rights in the Consortium Documents are cumulative and are not exclusive of any other remedies provided by law.

The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

SECTION 16. Successors and Assigns

This Agreement is for the benefit of Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations.  This Agreement shall be binding on each Debtor and its successors and assigns, provided that no Debtor shall assign this Agreement without Secured Party’s prior written consent.

SECTION 17. Changes in Writing

No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of Secured Party and such Debtor.

SECTION 18. Applicable Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 19. Failure or Indulgence Not Waiver; Remedies Cumulative

No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 20. Headings

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 21. Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 22. Security Agreement Supplement

Debtors shall (a) cause each and every Person (other than a Qualified SPE) that, after the date of this Agreement,  (i) is or becomes an affiliate of Obligor and (ii) holds or acquires any Contract, to execute and deliver a security agreement supplement substantially in the form of Exhibit A (each, a “Security Agreement Supplement”) and (b) cause each and every Person that, after the date of this Agreement,  (i) is or becomes an affiliate of Obligor and (ii) holds or acquires any Qualified SPE Interests, to execute and deliver a Security Agreement Supplement.  Upon a Person’s execution and delivery of a Security Agreement Supplement, such Person shall be referred to as an “Additional Debtor” and shall be and become a Debtor and each reference in this Agreement to “Debtor” shall also mean and be a reference to such Additional Debtor.

[Signature page follows]

Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.

SECURED PARTY:

BNFL USA GROUP INC.

By:	/s/ John F. Edwards

Title:

DEBTORS:

WASHINGTON GROUP INTERNATIONAL, INC., an Ohio corporation

By:	/s/ George H. Juetten
George H. Juetten
Title:	Exec. VP & Chief Financial Officer

WESTINGHOUSE GOVERNMENT SERVICES COMPANY LLC

By:	/s/ George H. Juetten
George H. Juetten
Title:	Vice President

WESTINGHOUSE SAVANNAH RIVER COMPANY LLC

By:	/s/ George H. Juetten
George H. Juetten
Title:	Vice President

WASHINGTON SAFETY MANAGEMENT SOLUTIONS LLC

By:	/s/ George H. Juetten
George H. Juetten
Title:	Vice President

WSMS MID-AMERICA LLC

By:	/s/ George H. Juetten
George H. Juetten
Title:	Vice President

EXHIBIT A

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT, dated as of                                (the “Supplement”), made by                                     , a                                (the “New Debtor”), in favor of BNFL USA GROUP INC. (the “Secured Party”).

1.     Reference is hereby made to the Security Agreement dated as of                                           , 2004, made by Washington Group International, Inc. and [LIST OTHER ORIGINAL DEBTORS], in favor of the Secured Party (as amended, supplemented or otherwise modified as of the date hereof, the “Security Agreement”).  This Supplement supplements the Security Agreement, forms a part thereof and is subject to the terms thereof.  Capitalized terms used and not defined herein shall have the meanings given thereto or referenced in the Security Agreement.

2.     The New Debtor hereby agrees, as of the date first above written, to become a Debtor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to “Debtor” shall also mean and be a reference to the New Debtor.

3.     In order to secure the Consortium Documents, in accordance with the terms thereof, and to secure the payment and performance of all of the Secured Obligations, the New Debtor hereby grants to the Secured Party a continuing security interest in and to all of the New Debtor’s estate, right, title and interest in and to all Collateral whether now or hereafter owned or acquired by the New Debtor or  in which the New Debtor now has or hereafter has or acquires any rights, and wherever located (the “New Collateral”).  The Schedules to the Security Agreement are hereby supplemented as set forth on Annex I hereto.

4.     The New Debtor hereby makes each representation and warranty set forth in the Security Agreement (as supplemented by the attached Annex) to the same extent as each other Debtor and hereby agrees to be bound as a Debtor by all of the terms and provisions of the Security Agreement to the same extent as each other Debtor.

5.     The New Debtor agrees that “Collateral” as used therein shall include all New Collateral pledged pursuant hereto and the Security Agreement and “Security Agreement” or “Agreement” as used therein shall mean the Security Agreement as supplemented hereby.

6.     The New Debtor hereby acknowledges it has received a copy of the Security Agreement and that it has read and understands the terms thereof.

7.     The New Debtor hereby agrees that it shall deliver to the Secured Party such UCC Financing Statements and all other certificates or other documents and take such action as the Agent shall reasonably request in order to effectuate the terms hereof and the Security Agreement.

IN WITNESS WHEREOF, the undersigned hereby causes this Supplement to be executed and delivered as of the date first above written.

[INSERT NAME OF NEW DEBTOR]

[CORPORATE SEAL]

By:
Name:
Title: